UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

CHATHAM LODGING TRUST

(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)

(561) 802-4477

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2015, Chatham Lodging Trust (the “Company”) and Chatham Lodging, L.P. (the “Operating Partnership”) entered into a Sales Agreement (the “Barclays Sales Agreement”) with Barclays Capital Inc. (“Barclays”) to add Barclays as an additional sales agent under the Company’s existing “at-the-market” offering program for its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).

Previously, on January 31, 2014, the Company entered into a Controlled Equity OfferingSM Sales Agreement (the “Cantor Sales Agreement” and, together with the Barclays Sales Agreement, the “Sales Agreements”) with Cantor Fitzgerald & Co. (“Cantor” and together with Barclays, the “Agents”) pursuant to which the Company may sell Common Shares having a maximum aggregate offering price of up to $50,000,000. Pursuant to the Cantor Sales Agreement and a prior prospectus supplement, dated January 31, 2014, the Company has sold $20,736,135 of Common Shares as of January 13, 2015. That prior prospectus supplement is superseded by a prospectus supplement filed on January 13, 2015. Pursuant to the prospectus supplement filed on January 13, 2015, up to $29,263,865 of Common Shares remain available for offer and sale under the Sales Agreements (the “Remaining ATM Shares”). The Barclays Sales Agreement is substantially in the form of the Cantor Sales Agreement, which remains unchanged.

In accordance with the terms of the Sales Agreements, the Company may offer to sell the Remaining ATM Shares from time to time through the Agents, acting as the Company’s sales agents. Sales of the Remaining ATM Shares, if any, will be made by means of ordinary brokers’ transaction on the New York Stock Exchange, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices, and/or any other method permitted by law, including in privately negotiated transactions. Similar to Cantor, Barclays is entitled to compensation of up to 2.0% of the gross sales price per share for any of the Remaining ATM Shares sold by it. Subject to the terms and conditions of the Barclays Sales Agreement, Barclays will use its commercially reasonable efforts to sell on the Company’s behalf any of the Remaining ATM Shares to be offered by the Company under the Barclays Sales Agreement. The offering of the Remaining ATM Shares pursuant to the Barclays Sales Agreement will terminate upon the earlier of (a) the sale of all the Common Shares subject to the Sales Agreements, and (b) the termination of the Barclays Sales Agreement by Barclays or the Company.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Common Shares in the Barclays Sales Agreement and also agreed to indemnify Barclays against certain liabilities, including liabilities under the Securities Act.

The Remaining ATM Shares sold under the Sales Agreements will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-193389) filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2014 and declared effective on January 30, 2014, a base prospectus dated January 30, 2014 and a prospectus supplement filed with the SEC on January 13, 2015. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Remaining ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The foregoing description of the material terms of the Barclays Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Barclays Sales Agreement by and among the Company, the Operating Partnership and Barclays, which is filed as Exhibit 1.1 to this report and incorporated herein by reference.

Item 8.01. Other Events.

On January 13, 2015, we announced that our board of trustees approved a common share dividend increase of 25% to an annualized rate of $1.20 per share. On January 13, 2015, we announced that our board of trustees declared a monthly common share dividend of $0.10 per share for January 2015. The January 2015 common share dividend is payable on February 27, 2015 to shareholders of record as of the close of business on January 30, 2015.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

1.1	Sales Agreement, dated January 13, 2015, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Barclays Capital Inc.

5.1	Opinion of Venable LLP regarding legality of shares (incorporated herein by reference to Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2014).

8.1	Opinion of Hunton & Williams LLP regarding certain tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST (Registrant)

Date: January 13, 2015	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Sales Agreement, dated January 13, 2015, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Barclays Capital Inc.

5.1	Opinion of Venable LLP regarding legality of shares (incorporated herein by reference to Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2014).

8.1	Opinion of Hunton & Williams LLP regarding certain tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).